AMENDMENT NO. 12 TO INVESTMENT ADVISORY AGREEMENT

	This AMENDMENT NO. 12 to the INVESTMENT ADVISORY
AGREEMENT (the "Amendment") is effective as of June 1, 2010, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC") and
VALIC COMPANY I ("VC I").

	RECITALS

         WHEREAS, VALIC and VALIC Company I ("VC I") entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the "Agreement"), with respect to the funds listed in Schedule A (the "Covered Funds"); and

         WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the amendments of the advisory fee rates payable with respect to the Global Strategy Fund and the Growth & Income
Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

1.	Schedule A Amendment.  Schedule A is amended to
reflect the revised advisory fee rates for the Global
Strategy Fund and the Growth & Income Fund.

2.	Counterparts.  This Amendment may be executed in
two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect.  Except as expressly
supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 12 as of the date first above written.


THE VARIABLE ANNUITY LIFE	VALIC COMPANY I INSURANCE COMPANY

By:   	/S/ KURT W. BERNLOHR		By:	/S/ NORI L. GABERT
Name:  	Kurt W. Bernlohr		Name:	Nori L. Gabert
Title:	Senior Vice President		Title:	Vice President & Secretary


VALIC COMPANY I
SCHEDULE A
to Investment Advisory Agreement
(Effective June 1, 2010)

COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

Asset Allocation Fund			0.50% on the first $300 million
         				0.475% on the next $200 million
				        0.45% on assets over $500 million

Blue Chip Growth Fund			0.75% on the first $250 million
				        0.725% on the next $250 million
				        0.70% on assets over $500 million

Broad Cap Value Income Fund		0.70% on the first $250 million
         				0.65% on the next $250 million
         				0.60% on the next $500 million
         				0.55% on assets over $1 billion

Capital Conservation Fund		0.50% on the first $250 million
         				0.45% on the next $250 million
         				0.40% on the next $500 million
         				0.35% on assets over $1 billion

Core Equity Fund			0.80% on the first $250 million
         				0.75% on the next $250 million
         				0.70% on the next $500 million
         				0.65% on assets over $1 billion

Core Value Fund				0.77% on the first $250 million
					0.72% on the next $250 million
					0.67% on the next $500 million
         				0.62% on assets over $1 billion

Foreign Value Fund			0.73% on the first $250 million
         				0.68% on the next $250 million
         				0.63% on the next $500 million
         				0.58% on assets over $1 billion

Global Equity Fund			0.81% on the first $250 million
         				0.76% on the next $250 million
         				0.71% on the next $500 million
         				0.66% on assets over $1 billion

Global Real Estate Fund			0.75% on the first $250 million
				        0.70% on the next $250 million
				        0.65% on assets over $500 million

Global Social Awareness Fund		0.50% on the first $500 million
				        0.475% on the next $500 million
				        0.45% on assets over $1 billion

Global Strategy Fund			0.50% on the first $500 million
         				0.46% on assets over $500 million

Government Securities Fund		0.50% on the first $250 million
         				0.45% on the next $250 million
         				0.40% on the next $500 million
         				0.35% on assets over $1 billion

Growth & Income Fund			0.75% on the first $500 million
         				0.725% on assets over $500 million

Growth Fund				0.73% on the first $500 million
					0.67% on the next $500 million
					0.64% on the next $500 million
					0.61% on assets over $1.5 billion

Health Sciences Fund			1.00% on the first $500 million
         				0.95% on assets over $500 million

Inflation Protected Fund			0.50% on the first $250 million
         					0.45% on the next $250 million
         					0.40% on assets over $500 million

International Equities Fund		0.35% on the first $500 million
				        0.25% on the next $500 million
					0.24% on assets over $1 billion

International Government Bond Fund	0.50% on the first $250 million
         				0.45% on the next $250 million
         				0.40% on the next $500 million
         				0.35% on assets over $1 billion

International Growth I Fund		0.95% on the first $250 million
					0.90% on the next $250 million
					0.85% on the next $500 million
					0.80% on assets over $1 billion

Large Cap Core Fund			0.70% on the first $250 million
					0.65% on the next $250 million
					0.60% on the next $500 million
					0.55% on assets over $1 billion

Large Capital Growth Fund		0.64% on the first $750 million
					0.59% on assets over $750 million

Mid Cap Index Fund			0.35% on the first $500 million
					0.25% on the next $2.5 billion
					0.20% on the next $2 billion
					0.15% on assets over $5 billion

Mid Cap Strategic Growth Fund		0.70% on the first $250 million
         				0.65% on the next $250 million
         				0.60% on assets over $500 million

Money Market I Fund			0.40%

Nasdaq-100" Index Fund			0.40% on the first $250 million
         				0.38% on the next $250 million
         				0.36% on assets over $500 million

Science & Technology Fund		0.90% on the first $500 million
         				0.85% on assets over $500 million

Small Cap Aggressive Growth Fund	0.85% on the first $250 million
					0.75% on assets over $250 million

Small Cap Fund				0.90% on the first $250 million
					0.85% on the next $250 million
					0.80% on the next $500 million
					0.75% on assets over $1 billion

Small Cap Index Fund			0.35% on the first $500 million
					0.25% on the next $2.5 billion
					0.20% on the next $2 billion
         				0.15% on assets over $5 billion

Small Cap Special Values Fund		0.75% on the first $500 million
         				0.70% on assets over $500 million

Small-Mid Growth Fund			0.85% on the first $250 million
         				0.75% on assets over $250 million

Stock Index Fund			0.35% on the first $500 million
         				0.25% on the next $2.5 billion
         				0.20% on the next $2 billion
			         	0.15% on assets over $5 billion

Value Fund				0.78% on the first $250 million
					0.73% on the next $250 million
					0.68% on the next $500 million
					0.63% on assets over $1 billion